UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2013

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

The MetLife, Inc. (the “Company”) annual meeting of stockholders was held on April 23, 2013. At the meeting, the stockholders elected eight Directors, each for a term expiring at the Company’s 2014 annual meeting of stockholders. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2013. The stockholders also approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s 2013 Proxy Statement. The detailed results of the vote on each matter are shown below.

Election of Directors:

Nominee Name	Votes For	Votes Against	Abstained	Broker Non-Votes
R. Glenn Hubbard, Ph. D.	867,499,021	7,241,634	7,234,875	53,392,437
Steven A. Kandarian	864,106,232	6,108,659	11,760,639	53,392,437
Gen. John M. Keane (Ret.)	868,338,714	4,186,448	9,450,368	53,392,437
Alfred F. Kelly, Jr.	858,369,793	6,616,520	16,989,217	53,392,437
James M. Kilts	853,248,060	8,552,284	20,175,186	53,392,437
Catherine R. Kinney	873,461,089	4,839,379	3,675,062	53,392,437
Hugh B. Price	852,306,118	6,990,349	22,679,063	53,392,437
Kenton J. Sicchitano	854,973,754	6,935,267	20,066,509	53,392,437

	Votes For	Votes Against	Abstained	Broker Non-Votes
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2013	926,558,742	7,149,588	1,659,637	—
Advisory vote to approve the compensation paid to the Company’s Named Executive Officers	816,846,021	61,881,234	3,248,200	53,392,512

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name:	Christine M. DeBiase
Title:	Vice President and Secretary

Date: April 26, 2013